EXHIBIT 10.24



THIS AGREEMENT is made the 30th day of September 2003 BETWEEN

(1) THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED a UK company registered under the Number 2719699 of 11 Connaught Place London W2 2ET ("FAPL") and

(2) TOPPS EUROPE LIMITED, a UK company registered under Number 2331336 of 18 Vincent Avenue Crownhill Milton Keynes MK8 0AW ("the Licensee")


1.   Interpretation

     1.1 In this Agreement the following expressions shall have the following meanings

          "Album" means in respect of each Season the printed edition of the album produced for collectable use in connection with the Stickers issued in respect of that Season only incorporating the Approved Text together with those of the Club Designs and the FAPL Designs relevant thereto and relating to each and all of the Clubs in respect of that Season as approved in each respect by FAPL in accordance with the terms of this Agreement

          "Approved Player" means in relation to any Club those Players of that Club whose identity has been approved by FAPL and/or that Club pursuant to the procedure set out at clause 3 in respect of the applicable Licensed Articles and the applicable Season

          "Approved Text" means in connection with any Licensed Articles any text which the Licensee is entitled to print thereon and which has been approved in accordance with the terms of this Agreement (which for the avoidance of doubt may include in relation to statistics and/or ratings in connection with any Club and/or Players predominantly statistics and/or ratings having a direct and accurate statistical basis as opposed to any element of judgement or subjective "ability rating")

          "Authorised Photographs" means the Players Photographs and/or the Further Photographs having been approved by the relevant Club and FAPL pursuant to the terms of clause 3

          "Binder" means in respect of each Season the binder (being in all cases in tangible physical form) with sleeves for collectable use in connection with the Trading Cards issued in respect of that Season only incorporating the Approved Text together with those of the Club Designs and the FAPL Designs relevant thereto and relating to each and all of the Clubs in respect of that Season as approved in each respect by FAPL in accordance with the terms of this Agreement

          "Club Designs" means those official logos designs names nicknames badges insignia and statistics owned or controlled by each of the Clubs during the Term and which are made available by the Clubs for use by the Licensee during the Term including but not limited to the Club Logos and the Club Strips

          "Clubs" means in respect of each football season during the Term those football clubs which at the commencement of the relevant Season are affiliated to and members of FAPL (and in connection with the Trading Card Collection or the Stickers and Albums being those clubs satisfying the above criteria in respect of the Season during which the said products are first marketed) as the same shall be notified to the Licensee by FAPL by 1 June each year during the Term in respect of the following Season and the word "Club" shall be construed accordingly

          "Club Logo" means the single main official logo of each Club representations of which have been made available to the Licensee so as to enable it to exercise its rights hereunder (being one for each Club at any time during the Term as stipulated by FAPL) and the words "Club Logos" shall be construed accordingly

          "Club Strips" means in respect of each Club the football strip colours worn by the Players of the Club during the Matches as the same may be registered with FAPL before the commencement of or at any time during each Season during the Term (and the logo design badge or insignia of any manufacturer thereof and/or any Club sponsor which may from time to time appear thereon) and the words "Club Strip" shall be construed accordingly

          "Competitive Product" means [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]
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          "Competitor"  means  [INFORMATION  SUBJECT TO REQUEST FOR CONFIDENTIAL
          TREATMENT]

          "F.A." means The Football Association Limited whose registered office is at 25 Soho Square London WID 4FA

          "FAPL Designs" means the FAPL Marks the FAPL Logo and those official logos designs badges and insignia owned or controlled by FAPL as specifically stipulated from time to time by FAPL

          "F.A. Marks" means the marks "F.A." and "Football Association" which are owned by the F.A.

          "FAPL Logo" means the official logo of FAPL incorporating the F.A. Marks and more particularly set out in Schedule 2 hereto and/or such other marks as may be notified by FAPL to the Licensee from time to time

          "FAPL Marks" means any trade marks registered or unregistered or in respect of which an application for registration has been made comprising of and incorporating FAPL Logo or any of the words "Premier League" or "Premiership"

          "Further Photographs" means photographic images of any of the Players used in connection with Licensed Articles being in each case either
          (a) an action photograph of any such Player wearing the Club Strip of the Club to which the said Player is at the time of publication of the Licensed Articles in question registered and showing only or substantially the Player named in the Licensed Articles (or component thereof) or (b) a photographic portrait showing the said Player's head and shoulders only in each case in respect of which any and all copyright licences and/or consents and/or other required consents have been obtained and all requisite fees and royalties paid by the Licensee (including but not limited to the obtaining of the consent of any Club and/or FAPL in relation to the use of the said photographs) and in respect of which FAPL and the relevant Club each have consented to use in relation to the Licensed Articles pursuant to clause 3

          "Licensed Articles" means the Trading Card Collection and the Stickers and Albums and the Miniature Stickers and Albums Collection

          "Match" means any football  match played  between two Clubs as part of
          the   Premiership   (and  the  word   "Matches"   shall  be  construed
          accordingly)

          "Miniature Albums" means in respect of each Season the printed edition of the miniature albums (having such dimensions and being in such form or format as FAPL and the Licensee may from time to time agree in respect of each Season) produced for collectable use in connection with the Miniature Stickers issued in respect of that Season only and forming part of the Miniature Stickers and Albums Collection in respect of that Season incorporating the Approved Text together with those of the Club Designs and the FAPL Designs relevant thereto and relating to each and all of the Clubs in respect of that Season as approved in each respect by FAPL in accordance with the terms of this Agreement

          "Miniature Stickers" means in respect of each Season collectable miniature stickers having such dimensions and being in such form or format as FAPL and the Licensee may from time to time agree in respect of each Season each depicting one Approved Player using an Authorised Photograph together with those of the FAPL Designs and the Club Designs appropriate thereto and the Approved Text appropriate thereto in each case as approved in all regards by FAPL pursuant to this Agreement and forming part of (and to be marketed sold and/or distributed only as part of) the Miniature Stickers and Albums Collection and designed for sale in connection with the Miniature Albums in respect of the appropriate Season

          "Miniature Stickers and Albums Collection" means the collection in respect of each Season comprising one Miniature Album and corresponding Miniature Stickers such Miniature Stickers sold in such form of pack or packet together with such amounts of the Licensee's bubble gum products in each case as FAPL and the Licensee may agree from time to time in respect of each Season (or in such other form as FAPL may agree from time to time pursuant to clause 14.1) but in any event in a form where the Miniature Stickers are mixed together so that each such packet and/or each relevant container contains Miniature Stickers relating to the Players of more than one Club or otherwise are sold in accordance with the terms of this Agreement

          "Minimum Guarantee" means the non-refundable sum payable by the Licensee to FAPL as set out in clause 6.1.1

          "Net  Sales   Value"  means   [INFORMATION   SUBJECT  TO  REQUEST  FOR
          CONFIDENTIAL TREATMENT]

          "Person" means any person in law or body corporate and includes a firm partnership corporation individual and any other legal entity whether incorporated or unincorporated

          "Player" means a player as defined in the Rules of FAPL as at the relevant time registered with a Club

          "Players' Photographs" means those photographic images of all of those Players from time to time registered with each of the Clubs and of the available team of each Club in each case provided to the Licensee by FAPL pursuant to clause 3 all copyright (save only such non-exclusive licence thereof as is required by the Licensee to fulfil its obligations to FAPL and to exercise the rights expressly granted to it pursuant to this Agreement) in which is vested in FAPL

          "Premiership" means the league competition organised by FAPL

          "Promotional Materials" means any packaging labels instructions and instruction manuals containers advertisements technical support and information materials point of sale advertising marketing and promotional materials and/or advertisements of whatever nature and in whatever medium (whether now existing or hereafter created) for or in relation to any Licensed Articles including for the avoidance of doubt and without limitation any editorial or content material in any medium or in any vehicle site programme or document in any such medium which is in any way controlled produced authorised or commissioned by or on behalf of the Licensee or at the Licensee's behest whether directly or indirectly and/or of which the Licensee has editorial approval but excluding for the avoidance of doubt any materials of whatever nature which may arise or reasonably be considered to comprise any transient intangible electronic or digital form of and/or recording of and/or equivalent to any licensed Articles

          "Property" means any and all of the Club Designs and the FAPL Designs or any part or component thereof

          "Quarter" means any quarter during the Term ending on any Quarter Day

          "Quarter Day" means each day during the Term which falls on the day thirteen (13) weeks from the preceding Quarter Day with the first
          Quarter Day for the purposes of this definition being 1 June 2004 (notwithstanding that such date is the commencement of the Term)

          "Royalties" means those royalties to be paid by the Licensee to FAPL in respect of Sales of Licensed Articles as set out at clause 6

          "Sales" means the number of the Licensed Articles distributed for value (whether in consideration of monetary payment or otherwise for a quantified financial benefit) and the word "sold" shall be construed accordingly

          "Season" means a Premiership season which shall generally commence in August of one year and finish May of the following year

          "Stickers" means in respect of each Season collectable stickers sold in packets in printed paper format only or in such other format having tangible physical form as may be consented to by FAPL such consent not to be unreasonably withheld and each depicting one or more Approved Players and/or any other relevant image (including by way of example any trophy currently held by or otherwise relating to a particular
          Club) using any Authorised Photograph together with those of the FAPL Designs and the Club Designs appropriate thereto in each case as approved in all regards by FAPL pursuant to this Agreement and designed for sale in connection with the Album in respect of the appropriate Season (and the word "Sticker" shall be construed accordingly)

          "Stickers and Albums" means that collection in respect of each Season comprising one Album and corresponding Stickers designed for use with each other to be sold in packets of Stickers (or in such other form as FAPL may agree from time to time pursuant to clause 14.1) mixed together so that each such packet and/or each relevant container contains Stickers relating to the Players of more than one Club or otherwise sold in accordance with the terms of this Agreement

          "Term" means the term of this agreement which shall commence upon 1 June 2004 and shall continue until the third anniversary thereof unless the agreement is terminated earlier in accordance with its terms

          "Territory" means the world

          "Trading Card Collection" means in respect of each Season the Binder and the corresponding collection of Trading Cards sold in packets (or in such other form as FAPL may agree from time to time pursuant to clause 14.1) mixed together so that each such packet and/or each relevant container contains Trading Cards relating to the Players of more than one Club or otherwise sold in accordance with the terms of this Agreement

          "Trading Cards" means collectable trading cards sold in paper or cardboard format only or in such other tangible physical format as may be consented to by FAPL such consent not to be unreasonably withheld each depicting one or more Approved Player using an Authorised Photograph together with those of the FAPL Designs and the Club Designs appropriate thereto and the Approved Text appropriate thereto in each case as approved in all regards by FAPL pursuant to this Agreement and forming part of the Trading Card Collection

          "Trading Card Game" means any product comprising a series or set of trading cards of which the predominant element is one or more mechanisms subjectively determined by the creator of the product and relating to the football player depicted in the cards (such as a subjective "ability rating" for each football player depicted) the purpose and effect of which predominant element is to differentiate the cards so as to encourage their use for game playing rather than as inherently collectable items

          "Topps Name and Logo" means that official name and logo of the Licensee set out at Schedule 3 and such other marks the goodwill and all relevant intellectual property rights in which are owned by the Licensee as may be notified to FAPL from time to time by the Licensee


2.   Extent of Licence

     2.1 In consideration of the payment of the Minimum Guarantee and the Royalties in accordance with clause 6 FAPL hereby grants to the Licensee the following rights throughout the Territory and for the Term

         2.1.1 the right subject to the terms of this Agreement to produce manufacture distribute and sell

               2.1.1.1 upon  the  non-exclusive  basis  set out at  clause 4 the
                       Trading Card Collection and

               2.1.1.2 upon the  exclusive  basis set out at clauses 4.1 and 4.2 the Stickers and Albums

               2.1.1.3 upon the basis as to exclusivity  set out at clause 4 the
                       Miniature Stickers and Albums Collection

         2.1.2 the right subject to the terms of this Agreement to incorporate the Club Designs the FAPL Designs and/or the Authorised Photographs in all Promotional Materials approved in accordance with this Agreement

     2.2 All rights not expressly granted to the Licensee hereunder are reserved to FAPL which shall be free to exploit such rights in any manner in its sole discretion subject to the provisions of clause 4 or as otherwise agreed herein

     2.3 For the avoidance of doubt this Agreement shall not entitle the Licensee to market a Trading Card Game


3.   Supply of Materials and Approvals

     3.1 FAPL shall arrange on or before 1 September in each of 2004 2005 and 2006 or such alternative date in such year as FAPL and the Licensee may agree in writing for the photographing of each and all of the Players of each and all of the Clubs and a photograph of the entire available team of each Club and shall provide to the Licensee the Players' Photographs resulting from the said process on or before the second Friday in September in each such year or such alternative date as FAPL and the Licensee may agree in writing. The parties hereby agree for the avoidance of doubt that (save for such non-exclusive licence of copyright in relation to the Players' Photographs for the duration of the Term as is strictly necessary to permit the Licensee to enjoy and use the rights expressly granted to it pursuant to clause 2.1) any and all copyright and other rights of intellectual property of whatever nature in and in respect of the Players' Photographs shall as between the parties remain vested in FAPL

     3.2 FAPL shall supply or procure the supply by the Clubs of materials (including artwork and transparencies used in reproducing the FAPL Logo and the Club Designs and the re-shooting of any photographs provided for at 3.1 above) which FAPL (acting reasonably) agrees are reasonably necessary to the Licensee for the purposes of exercising the rights granted to it pursuant to this Agreement. Such supply will take place as soon as is reasonably practicable and at no cost to the Licensee other than where processing or handling costs are involved in which case a reasonable charge payable to FAPL (or the Clubs as appropriate) may be made to cover such costs

     3.3 Any materials supplied to the Licensee hereunder together with any copies thereof made by the Licensee shall as between the parties hereto remain the property of FAPL and shall be returned to FAPL on reasonable notice in writing (and in any case following termination and/or expiry of this Agreement) at the expense of the Licensee

     3.4  In respect of the Trading Card Collection in each Season

         3.4.1 the collection shall include at least 1 Player from each Club. The Licensee shall have discretion to decide how many Players are depicted from each Club and shall not be obliged to depict an equal number of Players from each Club. However, the Licensee shall not allow discrepancies to arise to the depiction of Players (other than in special or bonus cards comprised in the collection) of greater than 1:2 as between any two (2) Clubs

         3.4.2 the Licensee shall deliver to FAPL as soon as reasonably practicable following delivery of the Player Photographs to it by FAPL pursuant to clause 3.1(a) art work proofs of the Trading Cards and any Binder comprising for each Club the design format for and all information appearing on the Trading Cards for that Club and/or Binder plus one representative design of a card for that Club and (b) a list of the Players to be included in the Trading Card Collection

         3.4.3 FAPL shall  consider the  materials  supplied  pursuant to clause
               3.4.2 of this Agreement and shall as soon as is reasonably practicable and in any event before the expiry of fifteen (15) working days provide the Licensee with written notice that either

               3.4.3.1 the said material is approved or

               3.4.3.2 the said  material is not approved  together with details of the elements thereof which are not approved reasons for non-approval and suggestions as to what would be approved in its place but for the avoidance of doubt FAPL shall not unreasonably withhold approval in relation to features of the Trading Card Collection and may object to the inclusion of any Player only on the basis that he is not or will shortly cease to be registered with the Club for which he is depicted

         3.4.4 In the event that (and to the extent that) FAPL has failed within fifteen (15) working days of receipt of the materials supplied pursuant to clause 3.4.2 of this Agreement to provide written notice as set out at clause 3.4.3.1 and/or 3.4.3.2 in respect of the same then FAPL shall not thereby be in breach of this Agreement and the Licensee shall have no rights against FAPL in connection with the said failure but FAPL shall be deemed to have notified its approval of the materials so affected pursuant to clause 3.4.3

         3.4.5 In the event that FAPL notifies (or is deemed to have notified pursuant to clause 3.4.4) the Licensee that all relevant materials of and relating to the Trading Card Collection are approved the Players depicted therein shall be deemed Approved Players the depictions of the Players used therein shall be deemed Authorised Photographs and the text used therein shall be deemed Authorised Text (in each case in relation to the Trading Card Collection only) and the Licensee shall be authorised to produce and shall produce in sufficient numbers copies of the Trading Card Collection which conform in all respects with the relevant materials in accordance with the grant set out at clause 2 of this Agreement

         3.4.6 Any and all copies of the Trading Cards and/or the Trading Card Collection produced pursuant to this Agreement shall conform in all respects with the relevant materials approved or deemed to have been approved pursuant to this clause 3.4 and no amendment change or variation in design to the same may be made by the Licensee save with the express written consent of FAPL at its absolute discretion

         3.4.7 In the event that FAPL notifies the Licensee that any materials and/or any component of any materials of or relating to the Trading Card Collection is not approved the Licensee shall supply fresh materials relevant thereto in accordance with the terms of clause 3.4.1 not later than ten (10) working days following receipt of such notification and the terms of this clause 3.4 shall apply thereto

     3.5  In respect of the Stickers and Albums in each Season

         3.5.1 the Stickers shall exhibit an equal number of Player Photographs in respect of each Club and in any event not less than 12 per Club

         3.5.2 the Licensee shall deliver to FAPL as soon as reasonably practicable following delivery of the Player Photographs to it by FAPL pursuant to clause 3.1 (a) art work proofs of the Album comprising for each Club the design format and all text appearing in the Album for that Club plus one representative design of a Sticker for that Club and (b) a list of the Players to be depicted in the Stickers for that Club

         3.5.3 FAPL shall  consider the  materials  supplied  pursuant to clause
               3.5.2 of this Agreement and shall as soon as is reasonably practicable and in any event before the expiry of fifteen (15) working days provide the Licensee with written notice that in the case of such material either

               3.5.3.1 the said material is approved or

               3.5.3.2 the said  material is not approved  together with details of the elements thereof which are not approved reasons for non-approval and suggestions as to what would be approved in its place but for the avoidance of doubt FAPL shall not unreasonably withhold approval in relation to features of the Trading Card Collection and may object to the inclusion of any Player only on the basis that he is not or will shortly cease to be registered with the Club for which he is depicted

         3.5.4 In the event that (and to the extent that) FAPL has failed within fifteen (15) working days of receipt of the materials supplied pursuant to clause 3.5.2 of this Agreement to provide written notice as set out at clause 3.5.3.1 and/or 3.5.3.2 in respect of the same then FAPL shall not thereby be in breach of this Agreement and the Licensee shall have no rights against FAPL in connection with the said failure but FAPL shall be deemed to have notified its approval of the materials so affected pursuant to clause 3.5.3

         3.5.5 In the event that FAPL notifies (or is deemed to have notified pursuant to clause 3.5.4) the Licensee that all relevant materials of and relating to the Stickers and Albums are approved the Players depicted therein shall be deemed Approved Players the depictions of the Approved Players shall be deemed Authorised Photographs and the text used therein shall be deemed Authorised Text (in each case in relation to the Stickers and Albums only) and the Licensee shall be authorised to produce and shall produce in sufficient numbers copies of the Stickers and Albums which conform in all respects with the relevant materials in accordance with the grant set out at clause 2 of this Agreement

         3.5.6 Any and all copies of the Stickers the Albums and/or the Stickers and Albums produced pursuant to this Agreement shall conform in all respects with the relevant materials approved or deemed to have been approved pursuant to this clause 3.5 and no amendment change or variation in design to the same may be made by the Licensee save with the express written consent of FAPL at its absolute discretion

         3.5.7 In the event that FAPL notifies the Licensee that any materials and/or any component of any sample of or relating to the Stickers and Albums is not approved the Licensee shall supply fresh materials relevant thereto in accordance with the terms of clause
               3.5.2 not later than 1 week following receipt of such notification and the terms of this clause 3.5 shall apply thereto

     3.6  In respect of Promotional Material

         3.6.1 The Licensee shall deliver to FAPL as soon as reasonably practicable and in any event not later than fifteen (15) working days prior to the date of the first intended use of the same sample designs of any and all Promotional Material intended to be used by the Licensee together with full details of those media in which the same is intended to be used and in what parts of the world the same is intended to be used together with such other details as FAPL may reasonably require from time to time

         3.6.2 FAPL shall consider the samples and proposals supplied pursuant to clause 3.6.1 of this Agreement and shall as soon as is reasonably practicable and in any event not later than fifteen
               (15) working days after receipt provide the Licensee with written notice that in the case of each such sample and proposed use either

               3.6.2.1 the said sample and proposed use is approved or

               3.6.2.2 the  said  sample  and/or  proposed  use is not  approved together with reasons for non-approval but for the aovidance of doubt FAPL shall not unreasonably withhold approval in relation to features of the Promotional Materials

         3.6.3 In the event that (and to the extent that) FAPL has failed within fifteen (15) working days of receipt of the materials supplied pursuant to clause 3.6.1 of this Agreement to provide written notice as set out at clause 3.6.2.1 and/or 3.6.2.2 in respect of the same then FAPL shall not thereby be in breach of this Agreement and the Licensee shall have no rights against FAPL in connection with the said failure but FAPL shall be deemed to have notified its approval of the materials so affected pursuant to clause 3.6.2 where (but only where) the said materials are materials required to produce and/or distribute or otherwise publish those Promotional Materials set out at Schedule 4 in connection with launch of either the Stickers and Albums the Trading Card Collection or the Miniature Stickers and Albums Collection in respect of any Season

         3.6.4 In the event that FAPL notifies (or is deemed to have notified pursuant to clause 3.6.3) the Licensee that any sample of the Promotional Materials and any proposed use of the same is approved the Licensee shall be authorised to use in accordance with the terms of use so approved by FAPL and the terms of this Agreement Promotional Materials which conform in all respects with the said sample in accordance with the grant set out at clause 2 of this Agreement

         3.6.5 Any and all Promotional Materials produced pursuant to this Agreement shall conform in all respects with the relevant samples approved or deemed to have been approved pursuant to this clause
               3.6 and no amendment change or variation in design to the Promotional Materials nor any use not expressly authorised pursuant to this clause 3.6 may be made by the Licensee save for such language or regulatory changes as may be appropriate for territories outside the UK or with the express written consent of FAPL (which may be withheld at its absolute discretion)

         3.6.6 In the event that FAPL notifies the Licensee that any sample of the Promotional Materials or any proposed use thereof is not approved the Licensee may supply fresh samples and/or fresh proposals as to use thereof in accordance with the terms of clause 3.6.1 following receipt of such notification and the terms of this clause 3.6 shall apply thereto

     3.7 Where and to the extent that FAPL reasonably deems it necessary to obtain consent or approval from any Club prior to notifying FAPL's approval of any materials pursuant to this clause 3 FAPL shall notify the Licensee of this necessity and each of FAPL and the Licensee shall use their respective reasonable endeavours to procure such consent

     3.8 In respect of the Miniature Stickers and Albums Collection in each Season

         3.8.1 the collection shall comprise such total number of Miniature Stickers comprising such numbers of Player(s) from each Club as may be agreed between FAPL and the Licensee from time to time in respect of each Season

         3.8.2 the Licensee shall deliver to FAPL as soon as reasonably practicable in good time for the production of the Miniature Stickers and Albums Collection in respect of that Season art work proofs of the Miniature Albums comprising for each Club the design format for and all information appearing on the Miniature Albums for that Club plus one representative design of Miniature Stickers for that Club and a list of the Players to be included in the Miniature Stickers and Albums Collection

         3.8.3 FAPL shall  consider the  materials  supplied  pursuant to clause
               3.8.2 of this Agreement and shall as soon as is reasonably practicable and in any event before the expiry of fifteen (15) working days provide the Licensee with written notice that either

               3.8.3.1 the said material is approved or

               3.8.3.2 the said  material is not approved  together with details of the elements thereof which are not approved reasons for non-approval and suggestions as to what would be approved in its place but for the avoidance of doubt FAPL shall not unreasonably withhold approval in relation to features of the Miniature Stickers and Albums Collection and may object to the inclusion of any Player only on the basis that he is not or will shortly cease to be registered with the Club for which he is depicted

         3.8.4 In the event that (and to the extent that) FAPL has failed within fifteen (15) working days of receipt of the materials supplied pursuant to clause 3.8.2 of this Agreement to provide written notice as set out at clause 3.8.3.1 and/or 3.8.3.2 in respect of the same then FAPL shall not thereby be in breach of this Agreement and the Licensee shall have no rights against FAPL in connection with the said failure but FAPL shall be deemed to have notified its approval of the materials so affected pursuant to clause 3.8.3


         3.8.5 In the event that FAPL notifies (or is deemed to have notified pursuant to clause 3.8.4) the Licensee that all relevant materials of and relating to the Miniature Stickers and Albums Collection are approved the Players depicted therein shall be deemed Approved Players the depictions of the Players used therein shall be deemed Authorised Photographs and the text used therein shall be deemed Authorised Text (in each case in relation to the Miniature Stickers and Albums Collection only) and the Licensee shall be authorised to produce and shall produce in sufficient numbers copies of the Miniature Stickers and Albums
               Collection which conform in all respects with the relevant materials in accordance with the grant set out at clause 2 of this Agreement

         3.8.6 Any and all copies of the Miniature Stickers and/or Miniature Albums and/or the Miniature Stickers and Albums Collection produced pursuant to this Agreement shall conform in all respects with the relevant materials approved or deemed to have been approved pursuant to this clause 3.8 and no amendment change or variation in design to the same may be made by the Licensee save with the express written consent of FAPL at its absolute discretion

         3.8.7 In the event that FAPL notifies the Licensee that any materials and/or any component of any materials of or relating to the Miniature Stickers and Albums Collection is not approved the Licensee shall supply fresh materials relevant thereto in accordance with the terms of clause 3.8.2 not later than ten (10) working days following receipt of such notification and the terms of this clause 3.8 shall apply thereto


4.   Exclusivity

     4.1 FAPL undertakes and warrants to the Licensee (subject to clauses 4.2 and 4.3 and save as set out therein) that neither it nor any Club or Player shall during the Term produce any Competitive Product or grant to any Person the right to produce any Competitive Products and/or the right to grant any such rights. [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

     4.2 By way of clarification and refinement of clause 4.1 the parties hereto agree that the exclusivity granted thereby shall not include

          4.2.1 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

          4.2.2 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

          4.2.3 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

          4.2.4 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

          4.2.5 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

     4.3  [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

5.   Use of Property

     5.1 For the avoidance of doubt the Licensee hereby acknowledges and agrees that

         5.1.1 the Property will only be utilised in accordance with the terms of this Agreement and will not be utilised in connection with any other goods or services manufactured distributed or provided by the Licensee or for any other purposes whatsoever save only as expressly authorised by FAPL pursuant to the terms of this Agreement or by separate arrangement with the Licensee

         5.1.2 (except where otherwise agreed by FAPL in writing prior to any distribution thereof) the Albums Miniature Albums and Binders and the packets in which the Stickers Miniature Stickers and Trading Cards are sold and all Promotional Material distributed in relation to the Licensed Articles shall bear a statement to the effect that the product is "Manufactured under Licence from the F.A. Premier League Limited"

         5.1.3 the Licensee shall not pass off the Licensed Articles as authorised or otherwise endorsed by any individual Player(s) or Manager(s) and shall if reasonably requested by FAPL clearly and visibly indicate this on the Albums Miniature Albums and Binders and the packets in which the Stickers Miniature Stickers and Trading Cards are sold using wording such as "This product is not endorsed by any individual player or manager" (or some such other form as may be agreed in writing by FAPL in advance); and without prejudice to the generality of the above the Licensee agrees that where individual Players are depicted upon any Promotional Materials it shall ensure (without prejudice to FAPL's rights of approval as set out at clause 3) that (to the extent available space reasonably permits) not less than four (4) Players are depicted upon each unit of such Promotional Materials. Where the said Promotional Materials are packets for Stickers Miniature Stickers or Trading Cards the number of Players which must be so depicted upon each unit shall be not less than two (2) and the same two (2) Players shall not appear on more than 50% of such units


 6.  Consideration

     6.1 In consideration of the grant of the rights granted pursuant to this Agreement the Licensee agrees to pay to FAPL

         6.1.1 by way of payment of the total Minimum Guarantee payable by Licensee to FAPL which shall be in no way refundable or repayable but shall be recoupable pursuant to clause 6.7 only the sum of (pound)[INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] payable by installments of (pound)[INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] on each 1 November and 1 April respectively during the Term commencing on 1 November 2004 with the last installment to be paid on 1 April 2007

         6.1.2 Royalties upon any and all Sales of Stickers in packet form within the United Kingdom and Eire the following percentages based on Sales in any one Season

               6.1.2.1 upon the Net Sales  Value of Sales of Stickers of up to a total value of (pound)[INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof and

               6.1.2.2 upon the Net Sales  Value of Sales of Stickers of a total value of between (pound) [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] and (pound) [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof and

               6.1.2.3 upon the Net Sales  Value of Sales of Stickers of a total value of more than (pound)[INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof PROVIDED THAT each of the total values referred to in this clause 6.1.2 shall for the purposes of this clause 6.1.2 be increased for each year of this Agreement after the first by the corresponding amount of any increase in the RPI over the previous year and for this purpose each year shall run from 1 October to 30 September and "RPI" means the retail price index currently issued by the UK Government from time to time or any successor index thereto

         6.1.3 Royalties upon the Net Sales Value of the total Sales of Trading Cards in packet form within the United Kingdom and Eire in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof

         6.1.4 Royalties upon the Net Sales Value of the total Sales of Stickers and/or Trading Cards in packet form outside the United Kingdom and Eire in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof

         6.1.5 Royalties upon the Net Sales Value of Sales of Stickers and/or Trading Cards in any form other than packet form (in each case where the same is expressly permitted by FAPL pursuant to this Agreement and including by way of example and without limitation in tins boxes or uncut sheets)

               6.1.5.1 of a total value of up to (pound)[INFORMATION  SUBJECT TO
                       REQUEST FOR CONFIDENTIAL TREATMENT] in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof and

               6.1.5.2 of a total value of more than (pound)[INFORMATION SUBJECT
                       TO REQUEST FOR CONFIDENTIAL TREATMENT] in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) in respect of any such Sales which take place in [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] and in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) in respect of any such Sales which take place in any other part of the world

         6.1.6 Royalties  upon the Net Sales Value of the total Sales of Binders
               in  a  sum  equal  to   [INFORMATION   SUBJECT  TO  REQUEST   FOR
               CONFIDENTIAL TREATMENT] per centum) thereof

         6.1.7 Royalties upon the Net Sales Value of the total Sales of Miniature Stickers and/or Miniature Albums in a sum equal to [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) thereof (and for the avoidance of doubt such Net Sales Value shall be inclusive of any sum payable in respect of the element of bubble gum incorporated in the packets of the said Miniature Stickers)

     6.2 The Licensee shall within thirty (30) days after each Quarter Day furnish to FAPL a complete and accurate statement showing

         6.2.1 the volume and Net Sales Value of Sales of Licensed Articles during such Quarter and to date broken down in such manner (including but not limited to as set out at clause 6.2.2) as FAPL may stipulate

         6.2.2 the number title price format and territory of units sold or otherwise distributed by or on behalf of the Licensee

         6.2.3 the  Licensee's   estimate  of  Net  Sales  Value  of  Sales  and
               Royalties for the following Quarter

         6.2.4 any other information reasonably requested by FAPL or which is customary for the Licensee to supply to licensors in the same or similar relationships as that which the Licensee has with FAPL under this Agreement

               Following the commercial release of the first Licensed Articles each statement shall be furnished to FAPL as aforesaid whether or not any Licensed Articles have been Sold during such period. Upon presentation of the statement FAPL shall issue an invoice to the Licensee who shall then arrange payment to be made subject to clause 6.6 within fifteen (15) days of receiving such invoice. Receipt by FAPL of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude FAPL from questioning the correctness thereof at any time and in the event that any inconsistencies in such statements or mistakes in payments are discovered they shall immediately be rectified and the appropriate payments made to FAPL. Subject to clause 6.6 a final payment shall be made and statement furnished within thirty (30) days after the next Quarter Day following termination in accordance with clause 15 or the expiry of the Term as the case may be. For the avoidance of doubt Royalties shall accrue under this Agreement upon the earlier of the date of shipment by the Licensee or the date of invoice by the Licensee and shall be included within the statement for the Quarter during which such date occurred

               PROVIDED ALWAYS THAT

               The Licensee shall have the right to withhold from Royalties due to FAPL in relation to any Quarter a reserve not to exceed [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]% ([INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) of Royalties due on the Licensee's cumulative Sales made on a "sale or return" basis up to the end of such Quarter which reserve shall be liquidated and adjusted by payment to FAPL of all sums owing by way of Royalties upon Sales actually made and not returned to the Licensee such payment to be made in accordance with this Agreement within nine (9) months following the month in which such reserve was created and in any event no later than fifteen (15) months after the launch date for the collection of Trading Cards Miniature Stickers or Stickers in question or by the end of March in the year following such launch whichever date is later. All sales of Licensed Articles made through direct mail and/or via the internet shall be deemed to have been sold on a non-returnable basis and accordingly the Licensee shalt not maintain reserves with respect to such Sales

     6.3 If the Licensee fails either in whole or in part to make any payment due hereunder by the due date interest shall be charged by FAPL and compounded on each Quarter Day on the outstanding amount at a rate of [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]%
          ([INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] per centum) per annum above the base rate from time to time charged by Barclays Bank plc from the due date as aforesaid until such date as payment of such amount is received in cleared funds by FAPL

     6.4 All sums payable hereunder are exclusive of Value Added Tax which where appropriate shall be paid by the Licensee in addition. FAPL shall deliver to the Licensee an invoice within fourteen (14) days after receipt of funds from the Licensee

     6.5 The Licensee acknowledges that it shall have no right to set off any debts owed to it by FAPL against any payments due from it to FAPL hereunder nor any right to any refund recoupment or other recovery in respect of any payments made by it to FAPL hereunder other than under the proviso to clause 6.2 and under clause 6.7

     6.6 All sums due to FAPL pursuant to this Agreement shall be paid on presentation by FAPL of its invoice as provided for by clause 6.2 by pre-paid electronic transfer at the Licensee's expense to an account of FAPL to be notified to the Licensee at least ten (10) clear working days before the due date for payment so that such payment can be requisitioned by the Licensee in time to enable the account of FAPL to receive cleared funds by the due date

     6.7 The Licensee shall be entitled to recoup the Royalties out of sums paid by way of the Minimum Guarantee (being the sums payable pursuant to clause 6.1.1 only) with the intention that the Licensee shall pay Royalties exceeding the Minimum Guarantee only to the extent that such Royalties are generated through Sales over the duration of this Agreement. The Minimum Guarantee shall be paid to FAPL in accordance with the terms of this Agreement upon the due dates as set out at clause 6.1.1 and thereafter the Licensee shall be entitled itself to retain the Royalties otherwise payable to FAPL but only until such time as it shall have recouped the entirety of the Minimum Guarantee paid and payable pursuant to this Agreement from this source; thereafter Royalties must be paid in accordance with clauses 6.1 and 6.2

     6.8 Amounts invoiced or received by the Licensee in foreign currencies will be deemed converted into pounds sterling at the relevant exchange rate as published by Barclays Bank plc for the date of invoice or receipt as appropriate

     6.9 No Royalty is payable for Sales of Stickers or Trading Cards supplied by the Licensee pursuant to a Children's Mail Service operated in substantially the same manner as that by which it currently allows customers to complete their collections (details of which are set out at Schedule 5) being a service whereby Stickers can be supplied by the Licensee upon request by mail order at a nominal price only in numbers to each collector of not more than 15% of the total number of Stickers comprised in the Stickers and Albums for that Season and/or of Trading Cards in the Trading Card Collection for that Season respectively

7.   Accounting Records and Rights of Inspection

     7.1 The Licensee agrees to keep accurate books of account and records covering all transactions relating to this Agreement and the Licensed Articles (including without limitation any distribution of Licensed Articles described at clause 14.3) and FAPL shall have the right (itself or through such firm of accountants as FAPL may choose to appoint from time to time) no more than twice in any one calendar year and on ten (10) business days' notice in writing to examine such that such payment can be requisitioned by the Licensee in time to enable the account of FAPL to receive cleared funds by the due date books and records at the principal place of business of the Licensee during the Licensee's regular business hours and shall have full access thereto for the said purpose and for the purpose of making extracts therefrom. If such inspection reveals that the Licensee has underpaid any Royalties the Licensee shall on demand account for such underpayment (together with interest in accordance with clause 6.3) and if the Licensee has underpaid such Royalties by a factor of 3% (three per centum) or more of those due under the most recent statement or under the statements for the period covered by the audit the Licensee shall in addition reimburse the reasonable cost of such audit and such audit shall not count as one of the two audits to which FAPL is entitled in each calendar year

     7.2 All books of account and records referred to in clause 7.1 shall be kept available for at least two (2) years after expiry or earlier termination of this Agreement or any renewal hereof and the Licensee agrees to permit inspection thereof by FAPL during such two (2) year period in accordance with clause 7.1


8.   Intellectual Property

     8.1 FAPL and/or any of the Clubs may in its absolute discretion take such steps to obtain trade mark registrations in respect of the Property as it may deem necessary

     8.2 The Licensee agrees to include on the Albums and Binders and the Miniature Albums and the packets in which the Stickers and Trading Cards and Miniature Stickers are sold and/or any Promotional Materials featuring any of the Property

         8.2.1 the following copyright notice "(C) (In the F.A. Premier League logo) The F.A. Premier League Limited [(Year)]" and

         8.2.2 an appropriate trade marks notice whenever the FAPL Marks the Club Logos and/or the F.A. Marks are used For the purposes of this clause 8.2 an appropriate trade marks notice shall mean, the symbol TM or the symbol as notified to the Licensee by FAPL in advance of production of the Licensed Articles. Such copyright and trade mark notices as FAPL may reasonably stipulate shall also appear on the opening page of any Album or Miniature Album or in such other place as the parties may agree

     8.3 The parties hereby agree that to the extent sponsorship has been procured for FAPL and/or any Clubs and/or Players and/or Players Photographs and/or which is reflected in or otherwise relates to the Players Photographs or other Property the Licensee shall carry a discreet acknowledgement of such sponsorship and if required a logo of such sponsor in the title pages or in such other place in any Album or Miniature Album as FAPL may reasonably stipulate provided that the same is not used to promote the goods and/or services of any Competitor

     8.4 The Licensee acknowledges that as between FAPL and the Licensee all copyright trade marks and any other intellectual property rights in the Property and the words "Premier League " and "Premiership" together with any goodwill attaching thereto shall remain the sole property of FAPL

     8.5 As regards all copyrights in relation to and associated with the Licensed Articles (save only in the Topps Name and Logo and/or the Property and/or any Authorised Photographs) and the related packaging labelling promotional advertising display or other materials (including without limitation the artwork statistics text and layout of the Licensed Articles and the design and format of the Licensed Articles and the Promotional Materials) together with any items text materials photographs artwork or components of such materials created or used at any time by the Licensee pursuant to rights granted to it by FAPL at any time prior to the date of this Agreement (all together the "Materials") the Licensee hereby agrees that to the extent it is or becomes at any time and/or by any means entitled to ownership of or other rights in connection with such copyright (wherever in the world such copyright may now or in future subsist) that copyright and/or those rights shall be owned jointly by the Licensee and FAPL. The Licensee hereby agrees that it will take all steps and do all things reasonably practicable to ensure that any and all copyright in the Materials becomes vested in the Licensee and thus jointly in the Licensee and FAPL in accordance with this clause 8.5 and shall do all things and execute all documents reasonably necessary to perfect such grant of joint copyright to FAPL upon FAPL's request. FAPL in return hereby grants back to the Licensee a licence thereof necessary for the Licensee to discharge its obligations or to enjoy the rights expressly granted to it pursuant to this Agreement. For the avoidance of doubt

         8.5.1 nothing herein shall prevent the Licensee using any underlying works or concepts in relation to any products outside the scope of this Agreement notwithstanding that those works or concepts have been developed in relation to the Materials provided that use of such works does not result in reproduction (wholly or substantially) of any Licensed Articles and/or any Materials

         8.5.2 Neither the Licensee nor FAPL shall use any of the artwork designs Authorised Photographs Approved Text or other component part of the Licensed Articles and/or any part or parts of the Promotional Materials and/or the Materials for so long as any relevant copyright subsists therein without the written consent of the other

     8.6 FAPL hereby agrees that it will use reasonable endeavours to procure the waiver (to such extent only that the same is necessary to enable the Licensee to discharge its obligations or to enjoy the rights expressly granted to it pursuant to this Agreement) by all appropriate persons of any and all moral rights (as defined at Chapter IV of Part I of Copyright Designs and Patents Act 1988 or equivalent provisions under the laws of any other jurisdiction) in any Players' Photographs and in any Property. The Licensee agrees that it will use reasonable endeavours to procure the waiver (to such extent only that the same is necessary to enable FAPL to discharge its obligations or to enjoy the rights expressly granted to it pursuant to this Agreement) by all appropriate persons of any and all moral rights in any Materials (other than the Players' Photographs or any Property)

     8.7 As between the Licensee and FAPL the Property and any and all trademarks copyrights and other proprietary rights in and to the Property are exclusively owned reserved and/or controlled by FAPL and any and all intellectual property rights or other rights in the same which may at any time accrue to the Licensee shall inure to the benefit of and are hereby assigned together with the goodwill attached thereto to FAPL

     8.8 FAPL shall have the right to terminate this Agreement in the event that the Licensee asserts any rights in or to the Property other than as set forth herein. Nothing contained in this Agreement nor the use by the Licensee of the Property will give the Licensee any ownership interest in any such trademark logo copyright or trade name of FAPL. The Licensee shall not by virtue of this Agreement obtain or claim any right title or interest in or to the Property except the rights of use as are specifically set forth herein

     8.9 Without prejudice to the other provisions of this Agreement the Licensee undertakes to develop manufacture package store and distribute the Licensed Articles in accordance with standards and specifications of quality no less than those which the Licensee applies in its business in collectable stickers and trading card products immediately prior to the date of release of such Licensed Articles. FAPL shall have the right no more than twice in any one calendar year and upon reasonable notice in writing to inspect the premises or factories of the Licensee or any Person granted the right to manufacture produce or store the Licensed Articles where the Licensed Articles are manufactured or stored for the purpose of satisfying itself that the Licensed Articles are being manufactured and stored in accordance with the terms of this Agreement

     8.10 The Licensee shall use reasonable endeavours to ensure that all Licensed Articles sold offered for sale distributed or delivered under this Agreement are accompanied by appropriate explanations notes and/or instructions (including in languages other than English if Sale offer for sale distribution or delivery is to take place in countries where English is not the first language for such instructions) and warnings and precautions (including health warnings if any) concerning use of the Licensed Articles and/or (in the case of the Miniature Stickers and Albums Collection) in respect of the bubble gum or other products included in the packets in which the same are sold

     8.11 the Licensee shall provide or procure the provision of to the same extent as it does for its other collectable stickers and cards products appropriate technical information and customer support for the Licensed Articles (including but not limited to support for customers in completing their collections of such nature as FAPL and the Licensee may from time to time agree) and appropriate warranties for the Licensed Articles for consumers

     8.12 The Licensee shall ensure the following notice appears on the Albums Miniature Albums and Binders and the packets in which the Stickers Miniature Stickers and Trading Cards are sold "Unauthorised reproduction of any part of this product is prohibited" or some such other similar notice as utilised by the Licensee for other products

     8.13 The Licensee shall if so reasonably requested by FAPL from time to time provide FAPL with details of its efforts adequately to secure the Licensed Articles against unauthorised use copying and access


9.   Indemnity and Limitation of Liability

     9.1 The Licensee hereby agrees fully and effectively to indemnify and to keep indemnified FAPL against and hold it harmless from all claims actions loss or liability direct indirect and consequential losses of whatever nature (including but not limited to reasonable legal fees but excluding pure economic loss) arising out of

         9.1.1 any alleged unauthorised use of any patent process copyright and/or trade marks (including but not limited to the Property) idea method or device used by the License in connection with the Licensed Articles and/or the Promotional Materials and/or the Materials save where such use is pursuant to FAPL's authorisation

         9.1.2 any use of and/or alleged defects in the Licensed Articles (and in the case of the Miniature Stickers and Albums Collection any bubblegum or other products included in the packets in which the same are sold) and/or the Promotional Materials or out of instructions for use of the Licensed Articles (and in the case of the Miniature Stickers and Albums Collection any bubblegum or other products included in the packets in which the same are sold) or lack of the same (including without limitation all public and product liability)

     9.2 If any claim or threat of action (including without limitation any originating process in any proceedings arbitration or other process ("Proceedings")) in respect of which FAPL seeks indemnity pursuant to clause 9.1 is received by or comes to the notice of FAPL FAPL shall as soon as practicable give or procure to be given to the Licensee written notice of the same and shall make no comment or admission to any third party in respect thereof. Such notice shall be accompanied by a copy of the relevant document(s)

     9.3 Save to the extent that the Proceedings relate to the Property in any way (in which event FAPL shall have sole discretion as to what action if any is to be taken subject only to the provisions of clause 12)

         9.3.1 FAPL shall allow the Licensee to have conduct on its behalf of any litigation or settlement negotiations in relation to any Proceedings in respect of which FAPL seeks indemnity pursuant to clause 9.1 and

         9.3.2 if so requested in writing by the Licensee FAPL shall take such action as the Licensee may reasonably request (with the Licensee to reimburse FAPL's reasonable expenses in so doing) to avoid dispute resist appeal compromise or defend such Proceedings

     9.4 This clause and clauses 9.5 to 9.9 inclusive set out the Licensee's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to FAPL in respect of

         9.4.1 any breach of its contractual obligations arising under this Agreement and

         9.4.2 any representation or tortious act or omission including without limitation for negligence arising under or in connection with this Agreement save only in respect of those matters expressly stated in this clause 9 of this Agreement to give rise to an obligation set out therein of the Licensee to indemnify FAPL

     9.5 Any act or omission on the part of the Licensee or its employees agents or sub-contractors falling within clause 9.4 above shall for the purpose of this clause 9 be known as an "Event of Licensee's Default"

     9.6 The Licensee's liability to FAPL for death or injury resulting from its own negligence or that of its employees agents or sub-contractors shall not be limited

     9.7  Save as set out at clause 9.1 and subject to the  provisions of clause
          9.6 and 9.8 the Licensee's entire aggregate liability howsoever arising and of whatever nature in respect of any and all Events of Licensee's Default of whatever nature and howsoever arising shall be limited to the payments it is obliged to make to FAPL pursuant to clause 6.1 (should it fail to pay the same) and over and above such payments the additional sum of (pound)[INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

     9.8 Without prejudice to clause 9.1 the Licensee shall not (to the extent permitted by law) be liable to FAPL in respect of any Event of Licensee's Default for loss of profits goodwill or any type of special indirect or consequential loss or damage (including loss or damage suffered by FAPL as a result of an action brought by a third party) save to the extent that such loss was reasonably foreseeable or the Licensee had been advised of the possibility of FAPL incurring the same

     9.9 This clause and clauses 9.10 to 9.13 inclusive set out FAPL's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to the Licensee in respect of

         9.9.1 any breach of its contractual obligations arising under this Agreement and

         9.9.2 any representation or tortious act or omission including without limitation for negligence arising under, or in connection with this Agreement save only in respect of those matters expressly stated herein or in any subsequent agreement in writing to give rise to an obligation set out therein of FAPL to indemnify the Licensee

     9.10 Any act or omission on the part of FAPL or its employees agents or sub-contractors falling within clause 9.9 above shall for the purpose of this clause 9 be known as an "Event of FAPL's Default"

     9.11 FAPL's liability to the Licensee for death or injury resulting from its own negligence or that of its employees agents or sub-contractors shall not be limited

     9.12 Subject to the provisions of 9.11 and 9.13 FAPL's entire aggregate liability howsoever arising and of whatever nature in respect of any and all Events of FAPL's Default of whatever nature and howsoever arising shall be limited to the aggregate amount of the Minimum Guarantee payable pursuant to clause 6.1.1 which FAPL has actually received from the Licensee as at the date of any such liability to pay being agreed or determined by a court of competent jurisdiction

     9.13 FAPL shall not (to the extent permitted by law) be liable to the Licensee in respect of any Event of FAPL's Default for loss of profits goodwill or any type of special indirect or consequential loss or damage (including loss or damage suffered by the Licensee as a result of an action brought by a third party) save to the extent that such loss was reasonably foreseeable or FAPL bad been advised of the possibility of the Licensee incurring the same


10.  Licensee's Warranties and Undertakings

     10.1 The Licensee hereby warrants and undertakes to FAPL that it shall

          10.1.1 not adopt or use any other marks drawings symbols emblems logos designations or names confusingly similar to the Property or the F.A. Marks

          10.1.2 not during the Term do or suffer to be done any act or thing which will in any way alter harm misuse or bring into disrepute impair or adversely affect the Property or the rights and interests of FAPL and/or the Clubs and/or the F.A. and/or the Players therein nor use the Property in any manner likely to cause harm to the goodwill attached thereto or to the F.A.Marks

          10.1.3 not during the Term exercise the rights granted under this Agreement nor use the Property in any manner which in the reasonable opinion of FAPL is prejudicial to the image of FAPL the F.A. the Clubs the Players or the good name of football in general

          10.1.4 not without the prior written consent of FAPL engage in any joint exploitation of or otherwise enter into any joint marketing or promotion in relation to the rights granted hereunder with any third party whatsoever or otherwise associate any Licensed Articles or the Property with any third party's products or services (including but not limited to by featuring within any Licensed Article any advertising or message on a representation of a perimeter board at a Stadium or otherwise save by the representation of the Clubs' sponsors as stipulated by FAPL as part of the Authorised Photographs) PROVIDED THAT this sub-clause shall in no way restrict Sale or promotion in marketing materials used by the Licensee generally of the Licensed Articles together with other products of the Licensee AND FURTHER THAT the proposed promotional and marketing arrangements set out at Schedule 1 shall be deemed to have the prior written consent of FAPL subject to FAPL's rights of approval in all respects as set out in clause 3 of this Agreement. The Licensee shall disclose fully and fairly to FAPL all material terms of any offer or proposal made in connection with any joint exploitation or marketing or promotion in relation to the rights granted hereunder with any third party whether proposed by Licensee or received by it (including but not limited to all financia l terms and/or consideration provisions) prior to seeking any such consent of FAPL

          10.1.5 not do or omit to do any thing which might undermine the validity of the FAPL Marks the Club Logos and/or the F.A. Marks as registered trade marks

          10.1.6 not make any representation or give any warranty on behalf of FAPL nor create any expense hargeable to FAPL or otherwise pledge the credit of FAPL

          10.1.7 if so requested by FAPL

               10.1.7.1 enter   into  an   undertaking   on   terms   reasonably
                        satisfactory to FAPL that it will comply with such terms and conditions regarding the use of the Property and the F.A. Marks as may reasonably be required by FAPL

               10.1.7.2 execute and deliver at FAPL's expense a registered  user agreement in relation to the use of the F.A. Marks and/or the FAPL Marks and/or the Club Logos in a form satisfactory to FAPL if such agreement is in FAPL's reasonable opinion necessary or desirable to protect the F.A.'s position in relation to the F.A. Marks or FAPL's position in relation to the FAPL Marks or the Clubs position in relation to the Club Logos

               10.1.7.3 supply to FAPL the date of first release of the Licensed
                        Articles in each country in the Territory

          10.1.8 not hold itself out as a supplier to FAPL or otherwise associate itself with FAPL except strictly in accordance with and subject to the terms of this Agreement

          10.1.9 procure that the Licensed Articles (and in the case of the Miniature Stickers and Albums Collection any bubblegum or other products included in the packets in which the same are sold) comply with high industry safety standards applicable in the Territory to the manufacture distribution and/or sale of goods of the nature of the Licensed Articles (and in the case of the Miniature Stickers and Albums Collection any bubblegum or other products included in the packets in which the same are sold) (notwithstanding that compliance with any such standard or code may not be compulsory by law) and that the Promotional Materials comply with all applicable advertising codes in the Territory

         10.1.10 use its reasonable endeavours at all times before and during the Term to safeguard the security of all stocks of the Licensed Articles under its possession or control or in the possession or control of its manufacturers and to ensure that no such stocks are distributed to any third party otherwise than in accordance with the terms of this Agreement

         10.1.11 feature in each of the Stickers and Albums and the Trading Card Collection and in the Miniature Stickers and Albums Collection in respect of each Season all of the Clubs (and not only some of the Clubs) which are members of FAPL at the start of the Season in respect of which the said Licensed Articles are released and all on the same basis and to the same extent in accordance with the terms of this Agreement

       10.1.12 throughout the Term produce advertise market promote and offer for sale the complete range of Licensed Articles throughout the United Kingdom and Eire and shall use its discretion as to how and the extent to which it markets Licensed Articles else-where in the Territory making where appropriate translated and/or alternate versions for territories whose English is not the first or main language spoken. Without prejudice to the foregoing the Licensee shall use reasonable endeavours consistent with the Licensee's business judgment and normal practices to maximise the Sales of and revenue from the Licensed Articles so as at least to exceed in itspayment of Royalties the Minimum Guarantee (including but not limited to the manufacture, maintenance and supply of sufficient stocks of Licensed Articles to meet demand) and shall give priority to developing the following territories as markets [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] PROVIDED THAT the Licensee shall not be obliged to market or sell Licensed Products in any of the said territories or in any other territory outside the United Kingdom and Eire unless FAPL has provided to it an indemnity without limit in terms of amount against the consequences of any alleged invalidity of the Property or alleged infringement of any third party rights by its use of the Property in a manner consistent with this Agreement within the relevant territory. Nothing in this clause shall have the effect of obliging FAPL to provide any such indemnity

       10.1.13 effect and maintain adequate insurance (including for product liability and errors and omissions) to remain in place for at least twelve (12) months after the last distribution or sale of Licensed Articles under this Agreement with FAPL named as an additional insured thereon and not as a named insured and provide evidence of the policy and of the cover note to FAPL upon request in writing

       10.1.14 obtain all necessary third party consents and/or licences (including any copyright licences) required in connection with the Licensed Articles (and in the case of the Miniature Stickers and Albums Collection any bubblegum or other products included in the packets in which the same are sold) (including in connection with the development manufacture sale distribution promotion or delivery thereof)

       10.1.15 ensure  that  nothing  in  the   Licensed   Articles  (and  where
               applicable in the case of the Miniature Stickers and Albums Collection nothing in any bubblegum or other products included in the packets in which the same are sold) and/or the Promotional Materials and/or the Materials shall be

               10.1.15.1 illegal in any part of the world  in which the same are or are to be used or

               10.1.15.2 in breach of any applicable generally accepted industry standards in any part of the world in which the same are or are to be used or

               10.1.15.3 obscene or

               10.1.15.4 blasphemous  and/or insulting to any religion or system of belief or

               10.1.15.5 defamatory of any person or

               10.1.15.6 likely to bring FAPL and/or any Club or any  subsidiary or holding company of any Club or any subsidiary of any holding company of any Club (in each case as defined by s736 of the Companies Act 1985 as amended) and/or any officer employee or director of FAPL and/or of any such company into disrepute or

               10.1.15.7 likely to bring  FAPL  and/or  FIFA UEFA  the  Football
                         League Limited the F.A. and/or any other governing body of football and/or the game of football into disrepute

               10.1.15.8 of a nature which  infringes the copyright  trade marks patents designs registered design rights in respect of databases rights in respect of passing off moral rights or other intellectual property rights of any nature of any person anywhere in the world


11.  FAPL's Warranties

     11.1 FAPL hereby undertakes and warrants to the Licensee that

        11.1.1 it is fully entitled to enter into this Agreement and to grant the rights granted hereunder to the Licensee

        11.1.2 it is or will procure that it becomes the sole owner or controller or valid licensee (to the extent necessary to grant the rights granted hereunder) of the Property and the Player
               Photographs and in particular but without limitation to the foregoing has been licensed by the Clubs to sub-license to the Licensee such rights in the Club Designs as may be owned or controlled by the Clubs

        11.1.3 it is and will remain entitled to procure (in accordance with its rules from time to time) compliance by the Clubs and the Players with the commitments made on their behalf in this Agreement particularly (but without limitation) in relation to the provisions on exclusivity set out in clause 4 and shall use best endeavours (short of litigation) to procure such compliance promptly upon being so requested by the Licensee. For the avoidance of doubt it is hereby agreed that failure by FAPL to secure such compliance and in particular compliance with clause 4 shall be a breach of its obligations under this Agreement

        11.1.4 the exercise by the Licensee of the rights granted to it pursuant to this Agreement as provided in this Agreement will not infringe the rights of any third party

        11.1.5 the terms of this Agreement shall apply mutatis mutandis in respect of Clubs promoted to the Premiership from time to time during Seasons after the 2004/2005 season (or relevant part thereof if less than a complete Season prior to expiry or termination of this Agreement)

     11.2 For the avoidance of doubt FAPL gives no warranty that FAPL the Clubs or the Licensee shall have any entitlement to use in any way the images and/or the name fame likeness or other attributes of any Player save only as expressly set out in this Agreement and the Licensee shall make no use of the same save as expressly authorised by FAPL either in this Agreement or as otherwise authorized in writing


12.  Infringement

     12.1 In the event that any third party infringes or attempts to infringe any rights acquired by the Licensee hereunder during the Term the Licensee shall inform FAPL of such infringement or attempted infringement as soon as the relevant facts are known to it. If FAPL decides (in its absolute discretion) that proceedings shall be commenced the Licensee shall at the request of FAPL and at the Licensee's own expense give full co-operation and provide all information and assistance to FAPL as FAPL may reasonably consider necessary. If FAPL decides not to commence proceedings the Licensee shall not have any right to do so in its own name or otherwise whether pursuant to sections 30 or 31 of the Trade Marks Act 1994 or otherwise. FAPL shall bear the costs of any such proceedings (save only the Licensee's costs of assistance therewith as set out above) and shall be entitled to retain any recovery therefrom to cover such costs any balance being divided between the parties in accordance with the Royalty percentages as set out in this Agreement

     12.2 If at any time during the Term the Licensee becomes aware that any other Person alleges that the use of the Property infringes any rights of another party the Licensee shall immediately give to FAPL full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof. FAPL will in consultation with the Licensee take such steps as it considers reasonably necessary to defend any such allegation but shall not be obliged to take any steps if it decides in its absolute discretion not to do so

     12.3 In the event that any third party infringes or attempts to infringe any rights of the Licensee in connection with the Licensed Products (not being rights acquired by the Licensee hereunder and/or the Materials) during the Term FAPL shall inform the Licensee of such infringement or attempted infringement as soon as the relevant facts are known to it. If the Licensee decides that proceedings shall be commenced FAPL shall at the request of the Licensee give full co-operation and provide all information and assistance to the Licensee as the Licensee may reasonably consider necessary. The Licensee shall bear the costs of any such proceedings (including FAPL's reasonable costs of assistance therewith as set out above) and shall be entitled to retain any recovery therefrom

     12.4 If at any time during the Term FAPL becomes aware that any other Person alleges that the use of the Topps Name and Logo in the Licensed Articles infringes any rights of another party FAPL shall immediately give to the Licensee full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof. The Licensee will in consultation with FAPL take such steps as it considers reasonably necessary to defend any such allegation but shall not be obliged to take any steps if it decides in its absolute discretion not to do so

     12.5 In the event that any third party infringes or attempts to infringe any rights in or in connection with the Materials which are the subject matter of joint copyright hereunder during the Term or at any time thereafter until the expiry of all relevant copyrights any party which becomes aware of the same shall inform the other of such infringement or attempted infringement as soon as the relevant facts are known to it. If either party ("the first party") decides (in its absolute discretion) that proceedings shall be commenced it shall notify the other ("the second party") in writing of that decision and the second party (in the event that it does not agree terms with the first party to participate as joint claimant in the said proceedings) shall at the request of the first party give full co-operation and provide all information and assistance to the first party as the first party may reasonably consider necessary. The first party shall bear the costs of any such proceedings (including the second party's reasonable costs of assistance therewith as set out above) and shall be entitled to retain any recovery therefrom

     12.6 If at any time during the Term or at any time thereafter until the expiry of all relevant copyrights either party becomes aware that any other Person alleges that the use of the Materials which are the subject of joint copyright hereunder infringes any rights of another party that party shall immediately give to the other full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof. The parties will in consultation with each other take such steps as they consider reasonably necessary to defend any such allegation and in the event of any dispute between the parties as to any action to be taken neither party shall make any admission or compromise any proceedings arising therefrom or fail to take any step to defend any such allegation and/or proceedings arising therefrom without first giving written notice to the other party of their intention to do so such notice to be given in sufficient time to give the notified party the opportunity to take such action as it may reasonably consider appropriate to restrain such admission compromise or failure to act. For the avoidance of doubt the contents of this clause shall be without prejudice to the Licensee's indemnity given to FAPL pursuant to clause 9.1 and any indemnity given by FAPL pursuant to clause 10.1.12


13.  Confidentiality

     13.1 Neither FAPL nor the Licensee shall disclose to any third party (other than professional advisers and the Clubs) any confidential information relating to the business or future plans of the other party at any time acquired during the existence of this Agreement save in so far as such information has come into the public domain through no fault of the recipient or its agents or employees or its disclosure is required by law or by other regulatory authorities such as any stock exchange to which either party is subject. No reference shall be made to the terms of this Agreement other than its existence by either party hereto in any advertising publicity or Promotional Material without the prior consent of the other which consents may be given or withheld in the absolute discretion of the parties hereto. The parties agree that without prejudice to the generality of the foregoing in the event that it is necessary to enforce any rights granted pursuant to the same or to take any step against the other and/or against any third party in proceedings to which this Agreement is relevant the parties shall have the right to make reference to and to exhibit this Agreement in full or part as reasonably required but where appropriate the party so making reference or exhibiting the same shall endeavour to seek to do so without disclosing the sums payable pursuant to clause 6.1 where such an omission is reasonable appropriate and proper and does not in any way compromise the interests of that party


14.  Distribution and Promotion of Licensed Articles

     14.1 The Licensee and its distributors shall only sell the Licensed Articles either to bona fide independent wholesalers or retailers for resale or by the Licensee's own distribution directly to the public (including without limitation by such methods as mail order or for distribution of physical product only via the internet) in all cases in the course of normal trading and in particular (but not by way of limitation) shall not within England sell or distribute the Licensed Articles to hawkers peddlers street vendors or to any Person (other than commercial partners of the Licensee with the prior written consent of FAPL not to be unreasonably withheld) intending to use them for publicity purposes whether as gifts or otherwise. Should the Licensee wish to undertake distribution or Sale of the Licensed Articles by any method or means not hereby authorised (including but not limited to sale in forms or formats other than in packets as referred to at clause 6.1.5) the Licensee shall notify FAPL in writing accordingly and shall furnish FAPL with particulars of the Licensee's proposals concerning such distribution or sale to which FAPL shall not withhold its consent unreasonably. For the avoidance of doubt nothing in this clause shall override FAPL's discretion to withhold consent to Licensed Articles or Promotional Materials pursuant to clause 3

     14.2 The Licensee shall provide to FAPL free of charge twenty-five (25) complimentary copies of complete versions of each of the Stickers and Albums and the Trading Card Collection and the Miniature Stickers and Albums Collection in respect of each Season within fourteen (14) days of the first commercial distribution of such Licensed Article. FAPL shall have the right to buy further copies of each such Licensed Article from the Licensee at cost price for itself and for the Clubs provided that the Clubs shall not offer or permit or do anything which might allow others to offer such Licensed Articles for re-sale. For the avoidance of doubt (a) such Licensed Articles may be offered at charity auctions run by the Clubs and (b) Royalties will not be payable by the Licensee on such Sales to the Clubs which shall be generally disregarded for the purposes of clause 6

     14.3 [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT]

     14.4 Prior to launching the Licensed Articles for any Season (and at the Licensee's or FAPL's reasonable request at any time thereafter) the Licensee and FAPL shall discuss the Licensee's proposed marketing plan for the Licensed Articles for the Season in question and shall discuss how FAPL's own activities can be coordinated with such marketing plan to best support the sale of Licensed Articles


15.  Duration and Termination

     15.1 This Agreement shall commence subject to the terms of clause 15.5 upon 1 June 2004 and shall continue for a period of three (3) calendar years until the third anniversary thereof unless it is earlier terminated in accordance with this clause 15

     15.2 Either party may terminate this Agreement without prejudice to its other remedies forthwith by notice in writing to the other to take effect on the date specified in the notice on or after the occurrence of any of the following events

        15.2.1 if the other is in material breach of this Agreement provided that if the breach is capable of remedy the notice shall only be given if the party in breach shall not have remedied the same within fifteen (15) days of receipt of notice in writing specifying the breach and requiring it to be remedied

        15.2.2 if the other party takes any steps (including but not limited to convening any meeting of creditors) with a view to proposing or proposes or makes or enters into any arrangement or composition with or for the benefit of its creditors (including any voluntary arrangement as defined in the Insolvency Act) or negotiations or proceedings are commenced with a view to the general readjustment or re-scheduling of all or any part of the liabilities of such other

        15.2.3 if a supervisor receiver administrator administrative receiver or other encumbrancer takes any step with a view to taking possession of or is appointed over or any person takes any step to levy enforce upon or sue on or any distress execution or other process is levied or enforced (and is not discharged within seven days) upon the whole or any substantial part of the assets of the other

        15.2.4 if the other ceases or threatens to cease to carry on business or is or becomes unable to pay or suspends or threatens to suspend making payments of its debts within the meaning of
               Section 123 of the Insolvency Act

        15.2.5 if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the making of an administration order against the other and/or the winding-up bankruptcy or dissolution of the other

     15.3 FAPL may terminate this Agreement without prejudice to its other remedies forthwith by notice in writing to the Licensee to take effect on the date specified in the notice

        15.3.1 if the Licensee is in material breach of clause 6.1 or 6.2 provided that if the breach is capable of remedy the notice shall only be given if the Licensee shall not have remedied the same within (notwithstanding clause 15.2) seven (7) days of receipt of notice in writing specifying the breach and requiring it to be remedied

        15.3.2 if the Licensee fails to effect or maintain in place adequate insurance in accordance with clause 10.1.13 provided that the termination notice shall only be given if the Licensee has not remedied the same within seven (7) days of receipt of a notice specifying the breach and requiring it to be remedied

        15.3.3 in the event of any change in ownership or control over more than 50% (fifty per centum) of the shares of the Licensee save where this is for purposes of corporate re-organization within the Licensee's group of companies

        15.3.4 in the circumstances set out at clause 8.8

     15.4 Where FAPL is entitled to terminate for breach of any provision of this Agreement which requires FAPL to give its approval to the Licensee or obliges the Licensee to comply with the discretionary requirements of FAPL it shall not terminate unless (a) the Licensee has failed within a reasonable time to take reasonable steps to remedy the breach and/or (b) the Licensee can be shown to have wilfully disregarded requirements of FAPL already known to it (including without limitation where FAPL has given express written notice on a previous occasion making it clear that such actions are contrary to its requirements)

     15.5 In the event that the agreement between FAPL and the Licensee of 28 February 2001 ("the Prior Agreement") is terminated for any reason by either party or otherwise comes to an end for any reason prior to its expiry by effluxion of time FAPL may by notice in writing served upon the Licensee at any time following the termination of the Prior Agreement and before the commencement of the Term terminate this Agreement with immediate effect notwithstanding that the Term of the same has not yet commenced and upon service by FAPL of such notice in such circumstances this Agreement shall have no effect whatsoever between FAPL and the Licensee


16.  Effect of Expiry or Termination

     16.1 On expiry of the Term of this Agreement or on termination of this Agreement by the Licensee in accordance with clause 15.2 the Licensee shall (subject as hereinafter provided) have the right on a non-exclusive basis to distribute or cause to be distributed and/or sell the balance of any Licensed Articles (save only the Miniature Stickers and Albums Collection) already manufactured or in the process of manufacture at the time of such expiry or termination for a period of [INFORMATION SUBJECT TO REQUEST FOR CONFIDENTIAL TREATMENT] from the date of such expiry or termination. On expiry of such period the
          Licensee shall (as FAPL may at its discretion direct) either immediately destroy or procure the destruction of the balance of Licensed Articles and Promotional Material then remaining in stock and furnish to FAPL a certificate in a form acceptable to FAPL evidencing such destruction or return the same to FAPL without charge to FAPL and in accordance with FAPL's reasonable instructions. For the avoidance of doubt the Licensee shall continue to comply with the provisions of clause 6.1 and 6.2 during any such sell-off period. The right granted to the Licensee pursuant to this clause 16.1 shall not apply in the event that this Agreement is terminated by FAPL prior to expiry of the Term

     16.2 To the extent that the Licensee is not able to dispose within the said sell-off period referred to at clause 16.1 or 16.6 of any stocks of Licensed Articles and/or Promotional Material then held or forthwith upon termination of this Agreement by FAPL in accordance with clause
          15.2 or 15.3 the Licensee shall not be entitled thereafter to dispose of any stocks of Licensed Articles and/or Promotional Materials then held and FAPL shall have the immediate right to

        16.2.1 take possession of such stocks and sell or distribute the same in whatever manner it sees fit PROVIDED THAT it shall account to the Licensee for amounts recovered by it through such sale or distribution in excess of (i) the amounts that would otherwise have been payable to FAPL by the Licensee under this Agreement had such stocks been sold by the Licensee and (ii) FAPL's reasonable expenses incurred in its sale or distribution of such stocks or

        16.2.2 require the Licensee by notice in writing forthwith either to destroy or procure the destruction of the balance of such Licensed Articles and/or Promotional Material then remaining in stock or in the process of manufacture and furnish to FAPL a certificate in a form acceptable to FAPL evidencing such destruction or to return the same to FAPL without charge and in accordance with FAPL's reasonable instructions

     16.3 For the avoidance of doubt the provisions set out in clauses 1 (Interpretation) 6 (Consideration) 7.2 (Accounting for Royalties) 8.5 (Joint Copyright) 9 to 11 (Indemnities and Warranties) 12 (Infringement) 13 (Confidentiality) 15 (Termination) and 16 (Effect of Expiry of Termination) 17 (Assignment and Sub-Licensing) 20 (Illegality) 21 (Entire Agreement) 22 (Waivers Remedies Cumulative Amendments etc) 23 (Costs) 24 (Notices) and 25 (Governing Law) of this Agreement shall survive expiry of the Term or earlier termination hereof

     16.4 On termination of this Agreement by FAPL all Royalties accrued and not paid by such date shall become immediately due and payable to FAPL and FAPL shall not be obliged to reimburse the Licensee for any Royalties already paid by the Licensee

     16.5 On termination of this Agreement the Licensee shall (and shall procure that persons acting under its control and/or any of its sub-licensees hereunder shall) as soon as practicable cancel to the extent required so to do in order to comply with the Licensee's obligations under this clause 16 all orders placed with or by third parties for or in connection with the Licensed Articles and shall execute all such documents and do all such acts as may be required by FAPL or any third part for the purpose of cancelling any registration of the Licensee as a Registered User or licensee of the Property the FAPL Marks and/or the Club Logos (or any part thereof) and in the event that the Licensee fails to execute any such document or do such act within seven (7) days of any request in writing from FAPL the Licensee hereby irrevocably appoints and authorises FAPL to execute or do the same on the Licensee's behalf as its agent

     16.6 On expiry of the Term or on termination of this Agreement by the Licensee in accordance with clause 15.2 the Licensee shall (subject as hereinafter provided) have the right on a non-exclusive basis to distribute or cause to be distributed and/or sell the balance of any items forming part of the Miniature Stickers and Albums Collection already manufactured or in the process of manufacture at the time of such expiry or termination for a period of three (3) calendar months from the date of such expiry or termination. On expiry of such period the Licensee shall (as FAPL may at its discretion direct) either immediately destroy or procure the destruction of the balance of Miniature Stickers and/or Miniature Albums and Promotional Material relating to the same then remaining in stock and furnish to FAPL a certificate in a form acceptable to FAPL evidencing such destruction or return the same to FAPL without charge to FAPL and in accordance with FAPL's reasonable instructions. For the avoidance of doubt the Licensee shall continue to comply with the provisions of clause 6.1 and 6.2 during any such sell-off period. The right granted to the Licensee pursuant to this clause 16.6 shall not apply in the event that this Agreement is terminated by FAPL prior to expiry of the Term


17.  Assignment and Sub-Licensing

     17.1 The Licensee hereby contracts with FAPL as agent for any sub-licensee to whom the Licensee may grant any right to manufacture Licensed Articles. In the event of any such grant all references herein to the Licensee (save in this clause) shall be deemed to be or to include references to such sub-licensee. For the avoidance of doubt the grant of any such right to any sub-licensee shall not remove any of the Licensee's obligations to FAPL under this Agreement. Subject thereto the Licensee shall not assign or sub-license the benefit of this Agreement without the prior consent in writing of FAPL to be given or withheld in its absolute discretion save that such consent shall not be unreasonably withheld where the Licensee wishes to assign or sub-license its rights and obligations to a company which is a holding company of the Licensee a subsidiary of the Licensee or a subsidiary of a holding company of the Licensee (and for this purpose the terms "subsidiary" and "holding company" shall have the meaning ascribed to them in Sections 736 and 736A of the Companies Act 1985)


18.  Address for Payment

     18.1 All sums payable hereunder shall be paid by the Licensee to FAPL or as FAPL shall from time to time otherwise direct in writing and all consents approvals and notices required hereunder shall be requested of or given to FAPL at its address aforesaid unless FAPL shall otherwise so notify the Licensee


19.  No Partnership

     19.1 Nothing in this Agreement shall be construed as constituting a partnership or joint venture between the parties hereto


20.  Illegality

     20.1 If any provision or term or term of this Agreement shall become or be declared illegal invalid or unenforceable for any reason whatsoever in any jurisdiction such term or provision shall be divisible from this Agreement in such jurisdiction and shall be deemed to be deleted from this Agreement provided always that if such deletion substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement as may be necessary or desirable in the circumstances. For the avoidance or doubt a declaration in one jurisdiction shall not affect the validity lawfulness or enforceability of that provision in any other jurisdiction

21.  Entire Agreement

     21.1 This Agreement sets out the entire agreement and understanding between the parties in relation to the transactions hereby contemplated and supersedes all previous agreements and arrangements between them with regard to such transactions. Neither party may rely on any warranty agreement representation or statement which is not expressly set out in this Agreement

22.  Waivers Remedies Cumulative Amendments etc

     22.1 No failure or delay by either party in exercising any right power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by either party of any right power or privilege preclude any further exercise thereof or the exercise of any other right power or privilege

     22.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law

     22.3 No provision of this Agreement may be amended modified waived discharged or terminated otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach


23.  Costs

     23.1 Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation preparation and signature of this Agreement


24.  Notices

     24.1 Any notice or demand to be given under this Agreement shall be duly given if

          24.1.1 delivered personally or

          24.1.2 mailed by first class pre-paid mail to the address stated in this Agreement of the party to be served which notices shall be deemed to have arrived in due course of post or

          24.1.3 sent by facsimile to the addressee's number notified to the sender by the addressee or recorded in any official index of facsimile numbers which notices shall be deemed to have arrived on the date of transmission if transmitted not later than one hour before close of business at the addressee on a business day or otherwise on the next business day provided the sender receives confirmation of successful transmission


25.  Governing Law

     25.1 This Agreement shall be governed by English law and the parties agree to submit to the non-exclusive jurisdiction of the courts of England


IN WITNESS whereof the parties have duly executed this Agreement the day and year first above written


SIGNED by, for and on behalf of )
THE FOOTBALL ASSOCIATION        )               /s/ Richard Scudamore
PREMIER LEAGUE LIMITED                          ---------------------



SIGNED by, for and on behalf of )               /s/ Christopher Rodman
TOPPS EUROPE LIMITED                            ----------------------